NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS

                              FENTURA BANCORP, INC.
                             175 North Leroy Street
                                  P.O. Box 725
                             Fenton, Michigan 48430



     The Fentura Bancorp, Inc. 2001 Annual Shareholders Meeting will be held at the St. John Activity Center, 610 N. Adelaide Street, Fenton, Michigan, Wednesday, April 25, 2001, at 7:00 p.m. for the following purposes:

     1.    To elect three directors; and
     2. Transact any other business that may properly come before the meeting or any adjournment of the meeting.

The Board of Directors has fixed the close of business on March 14, 2001, as the record date for the purpose of determining shareholders who are entitled to notice of and to vote at the meeting and any adjournment of the meeting.


                                BY ORDER OF THE BOARD OF DIRECTORS



                                /s/ Ronald L. Justice
                                Ronald L. Justice
                                Secretary
Fenton, Michigan
March 20, 2001


                                    IMPORTANT

All shareholders are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person and if you have submitted a proxy card, it will not be necessary for you to vote in person at the meeting. However, if you attend the meeting and wish to change your proxy vote, you will be given an opportunity to do so.

PROXY STATEMENT

                              FENTURA BANCORP, INC.
                             175 North Leroy Street
                                  P.O. Box 725
                             Fenton, Michigan 48430
                            Telephone: (810) 750-8725

                         ANNUAL MEETING OF SHAREHOLDERS


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fentura Bancorp, Inc. (the "Corporation") to be voted at the annual meeting of its shareholders to be held at the St. John Activity Center, 610 N. Adelaide Street, Fenton, Michigan, on Wednesday, April 25, 2001, at 7:00 p.m., Fenton time, and at any adjournment of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and form of proxy are first being sent to shareholders on or about March 20, 2001.

     If a proxy in the accompanying form is properly executed, duly returned to the Corporation, and not revoked, the shares represented by the proxy will be voted at the annual meeting of the Corporation's shareholders and at any adjournment of that meeting. Where a shareholder specifies a choice, a proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for election of all nominees of the Board of Directors. The Corporation's management does not know of any other matters to be presented at the annual meeting. If other matters are presented, the shares represented by proxy will be voted at the discretion of the persons designated as proxies, who will take into consideration the recommendations of the Corporation's management.

     Any shareholder executing a proxy in the enclosed form has the power to revoke it by notifying the Secretary of the Corporation in writing at the address indicated above at any time before it is exercised, or by appearing at the meeting and voting in person.

     Solicitation of proxies is being made by mail. Directors, officers, and regular employees of the Corporation and its subsidiaries may also solicit proxies in person or by telephone without additional compensation. In addition, banks, brokerage firms, and other custodians, nominees, and fiduciaries may solicit proxies from the beneficial owners of shares they hold and may be reimbursed by the Corporation for reasonable expenses incurred in sending proxy material to beneficial owners of the Corporation's stock. The Corporation will pay all expenses of soliciting proxies.

Board Reorganization

     Historically, the Board of Directors of the Corporation and the Board of Directors of The State Bank (a subsidiary bank of the Corporation) have been identical except for new directors who served on The State Bank Board prior to their eventual election to the Board of the Corporation. After the formation last year of The Davison State Bank (a newly formed subsidiary bank of the Corporation)("Davison"), a decision was made to reorganize the Corporation and the Affiliate Bank Boards. The reorganized corporation Board has two directors who do not serve on any of the Affiliate Bank Boards. Two of the Corporation's directors serve on The State Bank Board and four of the Corporation's directors serve on the Davison Board.

FENTURA BANCORP, INC.                    THE STATE BANK                         DAVISON STATE BANK
BOARD OF DIRECTORS                       BOARD OF DIRECTORS                     BOARD OF DIRECTORS

David A. Duthie                          Richard A. Bagnall                     Darrell H. Cooper
  President, Creative                      Retired, Former Executive              Chairman, Fernco, Inc.
  Foam Corporation                         Vice President, The State
                                           Bank

Donald L. Grill                          Jon S. Gerych                          Thomas G. Donaldson
  President & CEO                          President, Gerych                      Senior Vice President &
  Fentura & The State Bank                 Greenhouse, Inc.                       CFO, McLaren Health
                                                                                  Care Corporation

Peggy L. Haw-Jury                        Donald L. Grill                        John A. Emmendorfer, Jr.
  CPA, Dupuis & Ryden,                     President & CEO                        President & CEO
  P.C.                                     Fentura & The State Bank               Davison State Bank

J. David Karr                            Philip J. Lasco                        David H. Fulcher
  Attorney                                 Chairman & President                   President, The Fulcher
                                           Lasco Ford Companies, Inc.

Thomas P. McKenney                       Thomas P. McKenney                     Donald L. Grill
  Attorney                                 Attorney                               President & CEO
                                                                                  Fentura & The State Bank

Forrest A. Shook                         Brian P. Petty                         Kevin M. Hammer
  President, NLB Corporation               Chairman & President                   Senior Vice President
                                           Fenton Glass Service, Inc              Davison State Bank

Russell H. Van Gilder, Jr.               Glen J. Pieczynski                     Peggy L. Haw-Jury
  Chairman, VG's Food                      Owner and President,                   CPA, Dupuis & Ryden, P.C.
  Center, Inc.                             Linden True Value
                                           Hardware, Inc.

                                         Janis L. Rizzo                         J. David Karr
                                           Controller, McLaren                    Attorney
                                           Health Care Corporation

                                                                                Craig L. Stefanko
                                                                                  DCC Development/Minto
                                                                                  Brothers Construction

                                                                                Russell H. Van Gilder, Jr.
                                                                                  Chairman, VG's Food
                                                                                  Center, Inc.

                           2001 ELECTION OF DIRECTORS

     The only matter scheduled to be considered at the annual meeting will be the election of three persons to the Board of Directors of the Corporation. The Corporation's Board of Directors is divided into three classes. Each year, on a rotating basis, the terms of office of the directors in one of the three classes expire. Directors are elected for a three (3) year term. The directors whose terms expire at the annual meeting ("Class I Directors") are David A. Duthie, J. David Karr and Thomas P. McKenney. The Board has nominated these same individuals for reelection as Class I Directors. If elected, the terms of these directors' will expire at the 2004 annual meeting of shareholders.

     Except for those individuals nominated by the Board of Directors, no persons may be nominated for election at the 2001 annual meeting. The Corporation's Bylaws require at least 120 days prior written notice of any other proposed shareholder nominations and no such notice has been received.

     The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated, the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominee. Proxies will not be voted for a greater number of persons than the number of nominees named.

     A vote of shareholders holding a plurality of shares voting is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker nonvotes, and other shares not voted will not be counted as shares voted.

                    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
                    FOR ELECTION OF ALL NOMINEES AS DIRECTORS

                           STOCK OWNERSHIP INFORMATION

Stock Ownership Of Directors, Executive Officers And Certain Major Shareholders

     At the close of business on March 14, 2001, the record date for determination of the shareholders entitled to vote at the annual meeting, the Corporation had issued and outstanding 1,725,089 shares of its common stock, the only class of voting securities presently outstanding. Each share entitles its holder to one vote on each matter to be voted upon at the meeting.

     In general, "beneficial ownership" includes those shares a Director or officer has the power to vote or transfer, and stock options that are exercisable currently or within 60 days. The table below shows the beneficial stock ownership of the Corporation's Directors, executive officers named in the summary compensation table below and those shareholders who hold more than 5% of the total outstanding shares as of March 14, 2001.

                                                                        Shares                       Percent
                            Name of                                  Beneficially                      Of
                       Beneficial Owner                                Owned(1)                   Outstanding(2)
--------------------------------------------------------------------------------------------------------------------
David A. Duthie (Director)(3)...............................                -0-                          *
John A. Emmendorfer, Jr. (Executive Officer)................               205(4)                        *
Donald L. Grill (Director, Executive Officer)...............             5,071(4)                        *
Peggy L. Haw-Jury (Director)(3).............................                -0-                          *
Ronald L. Justice (Executive Officer).......................                90(4)                        *
J. David Karr (Director)(3).................................               200                           *
Thomas P. McKenney (Director)...............................             3,682(4)(5)                     *
Robert E. Sewick (Executive Officer)........................                -0-                          *
Forrest A. Shook (Director, Executive Officer)..............            15,645(4)(5)                     *
Russell H. Van Gilder, Jr. (Director, Executive Officer)....            29,925(5)                        1.69
Donald E. Johnson, Jr.(6)...................................           180,089                          10.44
Linda J. Lemieux(6).........................................            95,569                           5.49
Mary Alice Heaton(6)........................................            94,626                           5.49
Directors and Executive Officers
      as a group (10 persons)...............................            54,037                           3.14
--------------------------------------------------------------------------------------------------------------------

(1) The number of shares in this column includes shares owned directly or indirectly, through any contract, arrangement, understanding or relationship, or the indicated beneficial owner otherwise has the power to vote, or direct the voting of, and/or has investment power. Also includes shares that may be acquired pursuant to stock options that are exercisable within 60 days.
(2)      The symbol * shown in this column indicates ownership of less than 1%.
(3)      Appointed  to the  Corporation's  Board  of Directors effective January
         2001.
(4)      Ownership and voting rights of all shares are joint with spouse.
(5) Includes 1,104 shares that may be acquired pursuant to stock options that are exercisable within 60 days.
(6) Each person's address is: SNB Trust Operations, 101 North Washington Avenue, Saginaw, Michigan 48607

                      THE CORPORATION'S BOARD OF DIRECTORS

     The Board of Directors of the Corporation held twelve regularly scheduled meetings and three special meetings during 2000. All incumbent directors attended at least 75% of all meetings of the Board of Directors and any Committees on which they served.

     Biographical information concerning the current directors and the nominees who are nominated for election to the Board of Directors at the annual meeting is presented below. Except as otherwise indicated, all directors and nominees have had the same principal employment for over five years.

Nominees for 3-Year Terms Expiring in 2004

     David A. Duthie, age 54, was appointed a Class I Director of the Corporation effective January 2001. Mr. Duthie is the President of Creative Foam Corporation, a Fenton based company that designs, fabricates and forms cellular and noncellular plastics for automotive, material handling, medical and sports and leisure applications.

     J. David Karr, age 62, serves as a director and Chairman of Davison State Bank and was appointed as a Class I Director of the Corporation effective January 2001. Mr. Karr is an attorney with a private practice located in Davison, Michigan.

     Thomas P. McKenney, age 48, has been a director of the Corporation since 1992 and a director of The State Bank since 1991. Mr. McKenney is an attorney with a private practice located in Bloomfield Hills, Michigan.

Directors with Terms Expiring 2003

     Forrest A. Shook, age 58, has been a director and vice chairman of the Board of Directors of the Corporation since 1997. He served as a director of The State Bank from 1996 through December of 2000. Mr. Shook is a Class III Director. Mr. Shook is the founder and President of NLB Corporation located in Wixom, Michigan. NLB Corporation manufactures high pressure pumps that are used around the world in many applications.

     Donald L. Grill, age 53, has been a Director since 1996. Mr. Grill is a Class III Director. Mr. Grill joined the Corporation as President and Chief Executive Officer in late 1996. From 1976- 1983, Mr. Grill was employed by Chemical Bank-Key State in Owosso, Michigan. From 1983-1996, Mr. Grill was employed by First of America Bank Corporation and served as President and Chief Executive Officer of First of America Bank-Frankenmuth.

Directors with Terms Expiring in 2002

     Peggy L. Haw-Jury, age 49, served as a director of Davison State Bank during 2000 and was appointed as a Class II Director of the Corporation effective January of 2001. She is a Certified Public Accountant and a principal of the CPA firm Dupuis & Ryden, P.C. Since 1996, Ms. Jury has also been a partner in an insurance and investment services business, D&R Financial.

     Russell H. Van Gilder, Jr., age 67, has been a director of the Corporation since 1987 and Chairman since 1997. He was a member of The State Bank Board from 1981 through December 2000 and served as its Chairman for the past three years. He is a Class II Director. Mr. Van Gilder founded VG's Food Center, Inc. where he is currently Chairman of the Board. Mr. Van Gilder is also a Director of Spartan Stores, Inc., a regional food retailer and distributor based in Grand Rapids, Michigan.

                              DIRECTOR COMPENSATION

     The Corporation and the Affiliate Bank directors are compensated in three ways: Cash retainer fees, stock options and participation in stock purchase plans. Each director of the Corporation is paid a $9,000 annual retainer fee. The Chairman of the Board receives an additional annual $2,000 retainer fee. Directors of the Corporation who also serve on Affiliate Bank Boards do not receive additional compensation because of their Affiliate Bank Board service, even though a portion of their total compensation may be internally expensed through the Affiliate Bank.

     Stock option grants are available to directors who are not employees of the Corporation under the 1996 Nonemployee Director Stock Option Plan. However, no options were granted to directors during the year 2000. Exercisable stock options issued in prior years are included in the table and footnotes which appear on page 4.

     Directors of the Corporation and the Affiliate Banks may also use director cash retainer fees to purchase shares of the Corporation issued by the Corporation at fair market value under the Corporation's Director Stock Retainer Plan. Directors may also use other personal funds to purchase shares of the Corporation at fair market value from the Corporation under the Corporation's
Director Stock Purchase Plan. No more than 4,176 shares in total may be purchased each year under the Director Stock Retainer Plan and no more than 9,600 shares in total may be purchased each year under the Director Stock Purchase Plan.

                       COMMITTEES OF THE CORPORATION BOARD

     The Corporation maintains the following standing committees: Executive, Forward Planning, Director Selection, Audit, and Compensation/ESOP.

Executive Committee

     The Executive Committee, which met seven times in 2000, consists of Messrs. Van Gilder, Shook and Grill. This Committee reviews in depth the status and progress of various projects, management activities and the Corporation's financial performance. As necessary, it provides guidance and makes recommendations to management and/or the Board of Directors.

Forward Planning

     The Forward Planning Committee, which met three times in 2000, also consists of Messrs. Van Gilder, Shook and Grill. This Committee evaluates and recommends strategic initiatives and alternatives to guide the future performance and direction of the Corporation.

Director Selection

     The Corporation's Director Selection Committee, which met two times in 2000, consists of Messrs. Van Gilder, McKenney and Shook. This Committee coordinates the process of identifying, interviewing and recommending new director candidates. In reviewing director selections, the Committee will consider recommendations of shareholders. Shareholders who wish to recommend nominees should submit their recommendations in writing, delivered or mailed to the Secretary of the Corporation.

Audit Committee

     Ms. Haw-Jury and Messrs. Duthie and Karr are the members of the Corporation's Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to shareholders, governmental agencies or the public, the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee is guided by an Audit Committee Charter which was adopted by the Board of Directors during 2000. A copy of the

Audit Committee Charter is attached to this Proxy Statement as Appendix A. All of the members of the Audit Committee are independent, as defined in Rule 4200(a) of the NASD Listing Standards. During 2000, the Audit Committee held four meetings. On February 22, 2001, the Audit Committee submitted to the Board the following report:

     AUDIT COMMITTEE REPORT

     We have reviewed and discussed with management the Corporation's audited financial statements as of and for the year ended December 31, 2000.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation's Form 10-K for the year ended December 31, 2000.

                                             Respectfully submitted,

                                             Peggy L. Haw-Jury
                                             David L. Duthie
                                             J. David Karr

Compensation/ESOP Committee

     The members of the Compensation/ESOP Committee are Ms. Haw-Jury and Messrs. Van Gilder and Duthie. This Committee oversees the administration of the Corporation's compensation and benefit programs. The Committee also reviews the performance of the Chief Executive Officer and recommends appropriate Board action regarding the CEO's compensation. The Committee met two times during 2000.

     REPORT ON COMPENSATION/ESOP COMMITTEE

     The Corporation and Affiliate Bank Boards use compensation programs based on the following compensation principles: to provide the level of total compensation necessary to attract and retain quality employees at all levels of the organization; compensation is linked to performance and to the interests of shareholders; incentive compensation programs recognize both individual and corporate performance; and compensation balances rewards for short-term and long-term results.

     The Corporation and the Affiliate Banks provide a comprehensive compensation program that is both innovative and competitive in order to attract and retain qualified talent. The Affiliate Banks through their Compensation Committees review market data in order to assess the Affiliate Banks'
competitive position and each component of compensation including base salary, annual incentive and long-term incentive compensation.

     Donald L. Grill became President and Chief Executive Officer of the Corporation and The State Bank in December of 1996 and is evaluated annually as to his personal performance, and regarding his role in directing the Corporation's performance. The Compensation/ESOP Committee meets annually, in private, to review Mr. Grill's performance. The Committee considers Bank performance, community involvement and director/chairman communication, along with employee assessments gathered by the Human Resources Department in evaluating Mr. Grill's performance.

                                           Respectfully submitted,
                                           Year 2000 Compensation/ESOP Committee

                                           Brian P. Petty
                                           Forrest A. Shook
                                           Russell H. Van Gilder, Jr.

                             EXECUTIVE COMPENSATION

     During 2000, the Corporation did not compensate any of its Executive Officers, each of whom was also an Executive Officer of one of the Affiliate Banks and is paid for services by an Affiliate Bank. The following table shows the compensation for services to Affiliate Banks of Affiliate Bank's executive officers who received cash compensation in excess of $100,000 for the year 2000.

Summary Compensation Table

                                                               Annual Compensation
                                              ------------------------------------------------------
             Name and                                                             Other Annual              All Other
        Principal Position            Year        Salary          Bonus          Compensation(1)         Compensation(2)
------------------------------------------------------------------------------------------------------------------------------
Donald L. Grill                       2000      $187,000           $54,098            $10,250                   $9,245
     President                        1999       179,760            90,892(3)          10,250                   10,412
     Chief Executive Officer          1998       171,200            72,746             10,250                    3,021
     of the Corporation and
     The State Bank

Ronald L. Justice                     2000       $90,000           $19,373                  -                   $6,796
     Chief Financial Officer          1999        82,175            24,717                  -                    6,530
     of the Corporation and           1998        73,500            21,631                  -                    6,923
     The State Bank

Robert E. Sewick(4)                   2000      $120,000           $27,413                  -                   $1,274
     Senior Vice President            1999        64,135            49,066                  -                        -
     and Senior Loan                  1998             -                 -                  -                        -
     Officer of The State
     Bank

John A. Emmendorfer, Jr.(5)           2000       $78,000           $16,710             $2,000                   $6,367
     President and Chief              1999        74,678            19,375                  -                    5,970
     Executive Officer of the         1998        64,450            12,349                  -                    5,858
     Davison State Bank(6)

(1) Includes fees paid to Messrs. Grill and Emmendorfer for their service as directors.
(2) The column of "All Other Compensation" consists of Employer's 401k and ESOP contribution(s).
(3) In 1999, Mr. Grill received an extra bonus incentive in the amount of $10,000 for his personal performance in directing The State Bank in its achievement of one hundred percent of its objectives.

(4) Mr. Sewick joined The State Bank in June of 1999, at an annual salary of $115,000, plus an initial hiring bonus of $25,000. The table discloses his compensation earned from the time he was hired through December 31, 2000.
(5) Prior to becoming president and CEO of Davison State Bank, Mr. Emmendorfer headed the commercial lending department at The State Bank.
(6)   Davison State Bank was formed in March of 2000.

Stock Option Information

     The Corporation's 1996 Employee Stock Option Plan permits the grant of stock options to the officers and other key employees of the Corporation and its subsidiaries. Stock options are believed to help align the interests of employees with the interests of shareholders by promoting stock ownership by employees and rewarding them for appreciation in the price of the Corporation's stock.

     The following tables contain information concerning stock options granted during 2000 to and retained by the named executives of the Corporation at December 31, 2000. None of the named executives exercised any stock options during the year 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                    Individual Grants
                                 ---------------------------------------------------------

                                                  Percent of
                                                     Total
                                   Number of        Options                                  Potential Realizable Value at
                                     Shares       Granted to                                    Assumed Annual Rates of
                                   Underlying      Employees                                   Stock Price Appreciation
                                    Options        In Fiscal     Exercise    Expiration             for Option Term(3)
             Name                  Granted(1)        Year        Price(2)       Date             5%               10%
             ----                  ----------        ----        --------       ----             --               ---
Donald L. Grill                       688            38.9%         $39.21       2010          $16,948           $42,950
Ronald L. Justice                     210            11.9%          39.21       2010            5,173            13,110
Robert E. Sewick                      205            11.6%          39.21       2010            5,050            12,798
John A. Emmendorfer, Jr.              164             9.3%          39.21       2010            4,040            10,238

                             YEAR END OPTION VALUES

                                            Number of Shares Underlying                 Value of Unexercised
                                              Unexercised Options at                   In-the-Money Options at
                                                    Year End(1)                               Year End
                                             Exercisable/Unexercisable                Exercisable/Unexercisable
Donald L. Grill                                        0/688                                     0/0
Ronald L. Justice                                      0/210                                     0/0
Robert E. Sewick                                       0/445                                     0/0
John A. Emmendorfer, Jr.                               0/164                                     0/0

(1) The numbers have been adjusted in accordance with the stock option plan to reflect stock dividends and stock splits.
(2) The per share exercise price of each option is equal to the market value of the common stock on the date each option was granted. All outstanding options were granted for a term of ten years. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement or other termination of employment. The right to exercise each option vests as to one-third of the shares covered by the option on the third, fourth and fifth anniversary of the date of grant.
(3) These amounts are based on assumed rates of appreciation over the entire option period without any discount to present value. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of the Corporation's common stock. The amounts realized, if any, may be more or less than the amounts reflected in the table.

                  RETIREMENT AND CHANGE IN CONTROL ARRANGEMENTS

Retirement Plans

     Supplemental Executive Retirement Plan

     The Corporation and The State Bank have established a Supplemental Executive Retirement Plan (SERP) for key executives. The plan is designed to encourage executives to remain long term employees of the Corporation and The State Bank, and to provide the executive with supplemental retirement income. Unfunded plan benefits are accrued based on participant longevity and the Corporation's return on equity. In 2000, the SERP accrued $15,830 on behalf of Donald L. Grill and $6,340 on behalf of Robert E. Sewick. The SERP target retirement benefit is an annual retirement payment equal to a percentage of the executive's projected final salary, 25% for Mr. Grill and 20% for Mr. Sewick. Estimated annual benefits payable over a period of 15 years following retirement at age 65 are $62,853 for Mr. Grill and $35,056 for Mr. Sewick. The retirement benefits accruing on behalf of the executives are backed by prepaid life insurance policies. The Corporation plans to use the investment earnings on these policies to pay all or part of the annual costs for the SERP.

     Split-Dollar Retirement Plan

     The Corporation and the Affiliate Banks have established a Split Dollar Supplemental Retirement Plan (the "Split Dollar Plan") for key executives not covered under the SERP. The plan is designed to encourage executives to remain long term employees of the Corporation and the Affiliate Banks, and to provide the executive with supplemental retirement income. The plan is a life insurance backed product that allows participants to direct the investment of funds through various investment vehicles. During 2000, $16,541 was invested through the Split Dollar Plan on behalf of Ronald L. Justice and $14,096 was invested on behalf of John A. Emmendorfer, Jr. Upon retirement, the executives who participate in the plan receive the earnings from funds invested on their behalf and the invested funds are returned to their employer.

     Qualified Retirement Plans

     The Corporation and the Affiliate Banks offer two separate qualified retirement plans, the first of which is the Employee Stock Ownership Plan (ESOP) and the second is a 401k profit sharing plan. The ESOP is one hundred percent funded by Affiliate Banks. Based on particular Affiliate Bank's earnings the Board approves an amount to be distributed into eligible participants accounts. In order to promote longevity with the Affiliate Banks, this plan includes a vesting schedule of seven years before a participant is fully vested. The 401k profit sharing plan allows participants to defer compensation, before taxes, in order to invest in various investment vehicles. Participants also receive a corporate match of 50% up to a maximum of 6% (participants are allowed to defer up to 15%).

     Severance Agreement

     The Corporation and The State Bank have entered into a Severance Compensation Agreements with each of Messrs. Grill, Justice and Sewick. Under this agreement, if a "change in control" (as defined in the agreement) occurs while the Executive is an employee of the Corporation or The State Bank, and if within five years thereafter the Executive's employment is terminated by either of them without "cause," by the Executive for "good reason," or by either party because of the Executive's death or "disability" (in each case, as such terms are defined in the agreements), then the Corporation and The State Bank are required to pay the Executive an annual amount equal to 50% of the highest amount of the Executive's "annual compensation" (as defined in the agreement) in the five preceding calendar years, for a period of five years after the termination date (or until the first day of the month immediately preceding the Executive's "normal retirement date." if earlier). If the Executive dies after this payment obligation begins, or if the Executive so elects, the Corporation and The State Bank will be obligated to make a lump sum payment of these payments, discounted to the then present value using a 10% per year discount rate. In addition, the Corporation and The State Bank are required to provide the Executive with hospital and medical coverage for the full "COBRA" period. However, if the payments exceed the ceiling amount for deductibility under Section 280G of the internal Revenue Code of 1986 (generally, three times the Executive's annual compensation), then the payments shall be reduced to the maximum amount allowable under Section 280G.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Consolidated financial statements of the Corporation for the year ended December 31, 2000, have been examined by Grant Thornton LLP, independent public accountants. A representative of Grant Thornton LLP is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. The Corporation's Audit Committee selects the Corporation's auditors before the end of each calendar year.

     Audit Fees

     Aggregate fees billed for professional services rendered for the audit of the Corporation's annual consolidated financial statements for the fiscal year ended December 31, 2000 and the review of financial statements included in the Corporation's Forms 10-Q filed with the Securities and Exchange Commission for that fiscal year were: $58,500.

     Financial Information System Design and Implementation Fees

     No professional services were rendered by Grant Thornton LLP for the year ended December 31, 2000, with respect to, directly or indirectly, operating, or supervising the operation of, the Corporation's information systems or managing the Corporation's local area network or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Corporation's financial statements taken as a whole.

     All Other Fees

     The aggregate fees billed for services rendered by Grant Thornton LLP for services not covered under the two preceding captions (principally tax services) totaled $23,265.

     The Corporation's Audit Committee has concluded that the provision of services covered under the caption All Other Fees is compatible with Grant Thornton LLP maintaining their independence. None of the hours expended on Grant Thornton's engagement to audit the Corporation's consolidated financial statements for the year ended December 31, 2000, were attributed to work performed by persons other than Grant Thornton's full-time, permanent employees.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     The graph compares the cumulative total shareholder return on the Corporation's common stock for the last five years with the cumulative total return of the Midwest Quadrant Pink Bank Index, published by SNL Securities LC, the KBW 50 Index, published by Keefe, Bruyette & Woods, Inc., and the Nasdaq Market Index assuming a $100 investment at the end of 1995. The Nasdaq Market Index is a broad equity market index. The KBW 50 Index is composed of 50 money center and regional bank holding companies. The Midwest Quadrant Pink Bank Index is composed of 69 banks and bank holding companies located in the Midwest and whose shares primarily trade on the Over-the-Counter Bulletin Board. The latter index is believed to reflect a better comparison than the KBW 50 Index.

     Cumulative total return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period. The graph assumes the investment of $100 in the Corporation's common stock, the Nasdaq Market Index, the KBW 50 Index, and the Midwest Quadrant Pink Bank Index at the market close on December 31, 1995 and the reinvestment of all dividends through the period ending December 31, 2000.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
         AMONG FENTURA BANCORP, INC., NASDAQ MARKET INDEX, KBW 50 INDEX,
                      AND MIDWEST QUADRANT PINK BANK INDEX


                                [GRAPH OMITTED]

----------------------------------------------------------------------------------------------------------------------
                                     1995           1996          1997          1998           1999          2000
----------------------------------------------------------------------------------------------------------------------
Fentura Bancorp                       100          120.07        149.74        290.19         260.21        180.99
Midwest Bank Index                    100          114.45        144.96        177.97         153.91        126.85
KBW50 Index                           100          141.46        206.80        223.91         216.14        259.50
NASDAQ Market Index                   100          123.04        150.69        212.51         394,92        237.62
----------------------------------------------------------------------------------------------------------------------

*Source:  SNL Securities LC


                      COMPLIANCE WITH SECTION 16 REPORTING

     The rules of the Securities and Exchange Commission require that the Corporation disclose late filings of reports of stock ownership (and changes in stock ownership) by its Directors, Executive Officers and beneficial owners of more than 10% of the Corporation's common stock. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons, the Corporation believes that during the year ended December 31, 2000, its Directors, Executive Officers and beneficial owners of more than 10% of the Corporation's common stock have complied with all filing requirements applicable to them.

                                OTHER INFORMATION

Annual Report on Form 10K

     The Corporation will provide a copy of its 2000 Annual Report on SEC Form 10K to any shareholder who asks for it in writing, without charge. Please direct your request to our Secretary, Ronald L. Justice, at 175 North Leroy Street, Fenton, Michigan 48430. The Form 10-K and certain other periodic filings are filed with the Securities and Exchange Commission ("SEC"). The SEC maintains an Internet web site that contains reports and other information regarding companies, including the Corporation, that file electronically. The SEC's web site address is http\\www.sec.gov.

Transactions with Certain Interested Parties

     Certain of the Corporation's Directors and executive officers, including their affiliates, were loan customers of Affiliate Banks during 2000, 1999, and 1998. Such loans were made in the ordinary course of business at normal credit terms and interest rates, and do not represent more than a normal risk of collection. Total loans to these persons at December 31, 2000, 1999, and 1998 amounted to $1,133,995, $1,448,629 and $909,025, respectively. During 2000,
$216,624 of new loans were made and repayments totaled $531,258. At December 31, 2000, these loans aggregated 3.17% of consolidated stockholders' equity.

Shareholder Proposals

     An eligible shareholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2002 Annual Meeting of Shareholders must notify the Corporation's Secretary by delivering a copy of the proposal to the Corporation's offices no later than November 23, 2001.

Expenses of Solicitation

     The Corporation pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by the Corporation's officers and employees without additional compensation. The Corporation pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

BY ORDER OF THE BOARD OF DIRECTORS,




/s/ Ronald L. Justice

Ronald L. Justice
Secretary

Dated:   March 20, 2001



         See enclosed voting (proxy) form please sign and mail promptly.

                                   APPENDIX A

                         FENTURA AUDIT COMMITTEE CHARTER


STATEMENT OF PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to shareholders, governmental agencies or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures, and practices at all levels.



COMPOSITION, ORGANIZATION AND INDEPENDENCE

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.



AUTHORITY, POWERS AND RESPONSIBILITIES

The  Audit   Committee  shall  have  the  following   authorities,   powers  and
responsibilities:

          o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Corporation and its divisions and subsidiaries, approve the compensation of the independent auditors, and evaluate and discharge independent auditors.
          o Confirm in writing with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee.
          o Confirm the independent auditors' independence by requiring that the independent auditors submit a formal written independence letter at least once each year and monitor disclosed relationships or services that may impact the auditors' independence or objectivity.
          o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.
          o Review with the independent auditors, the Corporation's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.
          o Review the internal audit function of the corporation including the independence and authority of its reporting obligations. Review and approve the proposed audit plans for the coming year. Assure the coordination of such plans with the independent auditors.
          o Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations and approval of any deviations from the original plan.
          o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.
          o Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.
          o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.
          o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel, accountants or other professionals for this purpose if, in its judgment, that is appropriate.
          o Review Corporation policies and transactions involving the Corporation, its subsidiaries and its officers and directors.
          o    Meet at least semi-annually in carrying out these duties.
          o Review, at its discretion, compliance with codes of conduct established by the Corporation.
          o Review and approve all financial statements and financial information for inclusion in the proxy statement, annual report, or other year-end audited reports summarizing financial performance. Assure that such statements are suitable for submission to the shareholders and comply with all oversight responsibilities outlined in this charter with respect the company's annual reporting requirements. The Committee will provide the Board annually its recommendation regarding the inclusion of the audited financial statements and the company's annual report on form 10K.
          o The Chairman of the Audit Committee will generally consult with the Independent Auditors at least quarterly to review and discuss the results of the Auditors quarterly review procedures.
          o Review legal and regulatory matters relative to compliance with policies and procedures and/or the results of regulatory examination.
          o Review and reassess the adequacy of the Audit Committee Charter on an annual basis.

Fentura Bancorp, Inc.                                    This Proxy is solicited
175 North Leroy Street.                                         on behalf of the
Fenton, Michigan 48430                                        Board of Directors
                                      PROXY

     The undersigned hereby appoints Russell H. Van Gilder, Jr. and Forrest A Shook as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Fentura Bancorp, Inc. held of record by the undersigned on March 14, 2001, at the annual meeting of shareholders to be held April 25, 2001, and at any adjournment thereof.

1. In the election of three directors, each to be elected for a term expiring in 2004

     [ ] FOR the nominees listed below     [ ] WITHHOLD AUTHORITY
                                           to vote for the nominees listed below

           David A. Duthie   -   J. David Karr   -   Thomas P. McKenney

     (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list above.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in No. 1.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


____________________________________     _______________________________________
           Signature                              Signature if held jointly


Dated: ____________________, 2001


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.